Memorandum

Archstone –Smith Trust

9200 E. Panorama Circle, #400

Englewood, CO 80112

Tel: (303) 708-5959

Fax: (303) 708-6954

Date:	April 28, 2005

To:	The Board of Trustees and Executive Officers of Archstone-Smith Trust

CC:	Caroline Brower – Legal Department
Terry Cooper –Benefits Department

From:	Erin McMahon – Director, Legal Department

Re:	NOTICE OF BLACKOUT ON TRADING FOR SECTION 16(b) FILERS: MAY 23, 2005 THROUGH MAY 31, 2005

Effective June 1, 2005, the Archstone-Smith Trust 401(k) Savings Plan (the “Plan”) will undergo a change to its fund offerings. In order to accommodate the change, the Plan will be in a blackout period from May 23, 2005 through May 31, 2005. During this time no activity within the Plan will be permitted.

All trustees and executive officers will be prohibited from trading in Archstone-Smith stock during this period, despite the fact that it may otherwise be an opening trading period. This action is being taken pursuant to an SEC ruling calling for a prohibition on certain types of trading in company stock by that company’s directors and executive officers during blackout periods under such plans as the 401k or Deferred Compensation Plan (“DCP”).

If you have any questions regarding potential transactions please do not hesitate to contact me at (303) 708-5961 or Carrie Brower at (303) 708-5949.

Thank you.